Exhibit 21.1

Subsidiaries of the Registrant

Subsidiary	Jurisdiction of incorporation
Athene Life Re Ltd.	Bermuda
Athene USA Corporation	Iowa
Athene HD Investor, L.P.	Cayman Islands
Athene Employee Services, LLC	Iowa
Athene London Assignment Corporation	Delaware
Athene Assignment Corporation	Delaware
Athene Annuity & Life Assurance Company	Delaware
ACM Trademarks, L.L.C	Iowa
ARPH (Headquarters Building), LLC	Iowa
Athene Life Insurance Company	Delaware
Athene Annuity and Life Company	Iowa
P.L. Assigned Services, Inc.	New York
Athene Annuity & Life Assurance Company of New York	New York
Structured Annuity Reinsurance Company	Iowa
Athene Securities, LLC	Indiana
Centralife Annuities Service, Inc.	Arizona
Athene Re USA IV, Inc.	Vermont
AREI (Cedar Valley), LLC	Iowa
AREI (CBP), LLC	Iowa
AREI (Norwood-TX), LLC	Iowa
AREI (US Forest-WY), LLC	Iowa
AREI (BLM-NV), LLC	Iowa
AREI (Interpark), LLC	Iowa
Athene Life Insurance Company of New York	New York
AADE RML, LLC	Iowa
AAIA RML, LLC	Iowa
AAIA RML 3526 Massey Ford, LLC	Iowa
Athene Bermuda Employment Company Ltd.	Bermuda
Athene IP Holding Ltd.	Bermuda
Athene IP Development Ltd.	United Kingdom
ARE Land Development, Inc.	Iowa
ACM Investors, LLC	Iowa
NCL Athene, LLC	Delaware
Athene Annuity Re Ltd.	Bermuda